Exhibit 99.2 – Form of Pledge Agreement

PLEDGE AGREEMENT

VARIABLE PRICE FORWARD SALE TRANSACTION

TABLE OF CONTENTS

Section 1.  Definitions
Section 2.  The Security Interests
Section 3.  Representations and Warranties of Pledgor
Section 4.  Certain Covenants of Pledgor
Section 5.  Administration of the Collateral and Valuation of the Securities
Section 6.  Income and Voting Rights in Collateral
Section 7.  Remedies upon Default Events
Section 8.  Netting and Set-off
Section 9.  Miscellaneous
Section 10.Termination of Pledge Agreement

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of the date stated on the last page hereof between the counterparty named on the last page hereof (“Pledgor”) and Goldman Sachs Financial Markets, L.P. (in its capacity as counterparty and secured party, “Secured Party”) and Goldman Sachs Financial Markets, L.P. (in its capacity as custodian, “Custodian”).
WHEREAS, pursuant to the Variable Price Forward Sale Transaction Confirmation dated as of the date hereof between Pledgor and Secured Party (as amended and/or supplemented from time to time, the “Confirmation” and, together with the Agreement (as defined therein), the “Transaction Agreement”), Pledgor and Secured Party have entered into the Transaction described in the Transaction Agreement;
WHEREAS, it is a condition to the effectiveness of the Confirmation that Pledgor and Secured Party enter into this Agreement and that Pledgor grant the pledge provided for herein;
NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the performance by Pledgor of its obligations under the Transaction Agreement and the observance and performance of the covenants and agreements contained herein and in the Transaction Agreement, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

Section 1.  Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Transaction Agreement (as the context requires).  As used herein, the following words and phrases shall have the following meanings:
“Additions and Substitutions” has the meaning provided in Section 2(a).
“Authorized Officer” of Pledgor means, if Pledgor is not a natural person, any officer, trustee, general partner, manager or similar Person (or any officer thereof) as to whom Pledgor shall have delivered notice to Secured Party that such officer, trustee, general partner, manager or similar Person (or officer thereof) is authorized to act hereunder on behalf of Pledgor.  Pledgor hereby notifies Secured Party of the Authorized Officers of Pledgor listed in Schedule III.
“Collateral” has the meaning provided in Section 2(a).
“Collateral Account” has the meaning provided in Section 5(c).
“Collateral Event of Default” means, at any time, the occurrence of either of the following:  (i) failure of the Collateral to include, as Eligible Collateral, at least the Maximum Deliverable Number of Shares or (ii) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral subject to no prior or equal Lien (other than Permitted Liens), and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), as to which Secured Party has Control, or, in each case, assertion of such by Pledgor in writing; provided that a Collateral Event of Default shall not be deemed to have occurred if any such failure described in clause (i) or (ii) above results solely from a Rehypothecation or resulting solely from any action taken by the Secured Party in respect of the Collateral after the transfer of Collateral to the Collateral Account.
 “Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.

“Default Event” means (i) any Event of Default with respect to Pledgor, (ii) any Termination Event with respect to which Pledgor is the Affected Party or an Affected Party or (iii) an Extraordinary Event that results in an obligation of Pledgor to pay an amount as a result of the application of Section 12(a) of the Confirmation, and “Potential Event” means an event, which has occurred and is continuing and which, with the passage of time, the giving of notice or both would result in any event set forth in clause (i) or (ii) above.  For the avoidance of doubt, a Default Event does not include the failure of Pledgor to deliver Shares to Secured Party on the Final Settlement Date (as defined in the Confirmation) to the extent that the Pledgor’s obligation pursuant to the “Share Delivery” provisions of the Confirmation is satisfied as a result of the operation of Section 2(d) hereof.
“Dividend Proceeds” has the meaning provided in Section 6(a).
“Eligible Collateral” means Shares or other Collateral acceptable to Secured Party in its sole discretion, provided that Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests and Permitted Liens) and Transfer Restrictions (other than any Existing Transfer Restrictions) and that Secured Party has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto (except with respect to Rehypothecated Collateral Shares solely as a result of such Rehypothecation or resulting solely from any action taken by the Secured Party in respect of the Collateral after the transfer of Collateral to the Collateral Account), and provided further that to the extent the number of Shares pledged hereunder exceeds at any time the Maximum Deliverable Number thereof, such excess shares shall not be Eligible Collateral.
“Existing Transfer Restrictions” means, with respect to any Shares or other securities, the Transfer Restrictions existing due to such Shares or other securities being held by an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer or “restricted securities” (within the meaning of Rule 144 under the Securities Act) of the applicable Issuer with a holding period for purposes of Rule 144(d) that commenced or is deemed to commence at least one year prior to the date hereof, but only to the extent Secured Party (or its affiliate or another financial institution on Secured Party’s behalf), as identified in Counterparty’s Form 144, has not completed its sale of a number of Shares equal to the

Maximum Deliverable Number in accordance with the Interpretive Letters (as defined in the Confirmation).
“Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.  For the avoidance of doubt, Transfer Restrictions shall not be considered to be Liens.
“Location” means, with respect to any party, the place such party is located within the meaning of Section 9-307 of the UCC.
“Maximum Deliverable Number” means, on any date, a number of Shares or security entitlements in respect thereof equal to the “Number of Shares” (as defined in the Confirmation) with respect to which settlement under the Confirmation has not been fully made.
“Permitted Liens” means (a) Liens imposed by law for taxes that are not yet due and (b) Liens routinely imposed on all securities by the Clearance System.
 “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Pledged Items” means, as of any date, any and all securities (or security entitlements in respect thereof) and instruments, cash or other assets delivered by Pledgor or otherwise received by or on behalf of Secured Party (including by the Custodian) to be held by or on behalf of Secured Party under this Agreement as Collateral, including those securities and securities entitlements held in the Collateral Account.
“Rehypothecate” or “Rehypothecation”, has the meaning set forth in Section 2(f).
“Securities Act” means the Securities Act of 1933, as amended.
“Security Interests” means the security interests in the Collateral created hereby.
“Transaction Termination Date” means, in respect of the Transaction, (x) the Final Settlement Date or (y) any date on which, following the occurrence of a Default Event, an amount has become payable pursuant to the Transaction Agreement and has been paid by Pledgor or a number of Shares has become deliverable by Pledgor.
“Transfer Restrictions” means, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such property or item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or transfer or enforcement of such property or item of collateral be consented to or approved by any person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such property or item of collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under the Securities Act) and (v) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from Pledgor or any pledgor, assignor or transferor of such property or item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 2.  The Security Interests.  In order to secure the full and punctual observance and performance of the covenants and agreements contained herein and in the Transaction Agreement:
(a)            Pledgor hereby assigns and pledges to Secured Party, and grants to Secured Party, security interests in and to, and a lien upon and right of set‑off against, and transfers to Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, all of its right, title and interest in and to (i) the Pledged Items described in paragraph (b); (ii) all additions to and substitutions for such Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Section 4(a) or 5(b)) (such additions and substitutions, the “Additions and Substitutions”); (iii) subject to Section 6 hereof, all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Pledged Items or the Additions and Substitutions (including, without limitation, any shares of capital stock issued by the Issuer in respect of any Shares constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Shares constituting Collateral, or into which any such Shares are converted, in connection with any Merger Event or otherwise); (iv) the Collateral Account and all securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held therein or credited thereto; (v) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items or the Additions and Substitutions, and any security entitlements in respect of any of the foregoing; and (vi) all of Pledgor’s rights, title and interest in and to the Transaction Agreement and this Agreement, whether now existing or hereafter arising (such Pledged Items, Additions and Substitutions, proceeds, collections, powers, rights, Collateral Account, assets held therein or credited thereto, security entitlements, title and interest being herein collectively called the “Collateral”).  Secured Party shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to Secured Party by this Agreement.

(b)            Prior to 8:30 a.m. (New York City time) on the Trade Date, Pledgor shall deliver to the Collateral Account in the manner described in Section 5(c) in pledge hereunder Eligible Collateral consisting of a number of Shares equal to the Maximum Deliverable Number on such Trade Date (the “Collateral Shares”); provided that Pledgor shall deliver the Collateral Shares to Secured Party in book-entry form (which Collateral Shares shall be registered in the name of a nominee of The Depository Trust Company (“DTC”), maintained in the form of book entries on the books of DTC and allowed to be settled through DTC’s regular book-entry settlement services) without any restrictive legend by the crediting of such Collateral Shares, accompanied by any required transfer tax stamps.
(c)            In the event that the Issuer at any time issues to Pledgor in respect of any Shares constituting Collateral hereunder any additional or substitute shares of capital stock of any class (or any security entitlements in respect thereof), Pledgor shall immediately pledge and deliver to Secured Party in accordance with Section 5(c) all such shares and security entitlements as additional Collateral hereunder.
(d)            The Security Interests are granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor or the Issuer with respect to any of the Collateral or any transaction in connection with the Transaction Agreement (except as expressly provided herein); provided that, subject to Section 16 of the Confirmation and Section 8 of this Agreement, Secured Party shall be obligated to return any and all Rehypothecated Collateral Shares to the Collateral Account prior to 12:00 p.m. noon New York City time on the Transaction Termination Date, by delivering to the Collateral Account securities of the same class and issue as such Rehypothecated Collateral Shares; further provided that Counterparty’s obligation to deliver the Purchased Shares on the Final Settlement Date pursuant to the provisions set forth opposite the caption “Share Delivery” in the Confirmation shall be netted and set-off using the provisions of Section 16 of the Confirmation and Section 8 of this Agreement against Secured Party’s obligation to return such Rehypothecated Collateral Shares on the Final Settlement Date (to the extent of the number of such Rehypothecated Collateral Shares), and Secured Party shall be obligated to return the Rehypothecated Collateral Shares to the Collateral Account only to the extent that the number of the Rehypothecated Collateral Shares exceeds the Number of Shares on the

Final Settlement Date (subject to Section 16 of the Confirmation and Section 8 of this Agreement).
(e)            The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account or otherwise held as or constituting Collateral hereunder shall be treated as financial assets (as defined in Section 8-102 of the UCC).
(f)            Pledgor acknowledges and agrees that Secured Party shall have the right to sell, pledge, borrow, lend, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business (“Rehypothecate” or “Rehypothecation”) the Collateral Shares; provided that Pledgor may revoke such Rehypothecation right by written notice (a “Return Request”) to Secured Party with respect to all or any portion of the Rehypothecated Collateral Shares, which Return Request shall specify the number of the Rehypothecated Collateral Shares to be returned.  Any Return Request received by Secured Party after 4:00 p.m. New York time on an Exchange Business Day shall be deemed to have been received on the immediately following Exchange Business Day. Secured Party shall return such number of Rehypothecated Collateral Shares subject to the Return Request to the Collateral Account within five (5) Exchange Business Days of receiving the Return Request. Secured Party shall satisfy any obligation it may have to return any Rehypothecated Collateral Shares to Pledgor by delivering securities of the same class and issue as such Rehypothecated Collateral Shares. Pledgor acknowledges that any Return Request could lead to an Additional Disruption Event under the Transaction Agreement, which may result in an adjustment to the terms of, or termination of, the Transaction pursuant to Article 12 of the Equity Definitions; provided further, that nothing in this clause shall limit Secured Party’s remedies hereunder following a Default Event.  Secured Party shall notify Pledgor each time that any Collateral Shares are Rehypothecated.  Such notice may be provided through an email alert to Statements@greenlightcapital.com and access to an account statement that shows details of any Rehypothecation, including Collateral Shares that continue to be Rehypothecated.

(g)             The parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder, Pledgor shall be treated as the owner of the Collateral for U.S. Federal and state tax purposes.

(h)            Secured Party hereby notifies Pledgor that (a) Secured Party is acting as principal, (b) Secured Party is not a member of the Securities Investor Protection Corporation and (c)(1) with respect to any Rehypothecated Collateral, in the event of Secured Party’s failure to return such Rehypothecated Collateral Shares, Pledgor will likely be considered an unsecured creditor of Secured Party, (2) the Securities Investor Protection Act of 1970 (15 U.S.C. 78aaa through 78lll) does not protect Pledgor with respect to the return of such Rehypothecated Collateral Shares and (3) any Rehypothecated Collateral Shares so delivered will not be subject to the requirements of and customer protections afforded by the Securities and Exchange Commission customer protection rules and Rules 8c-1, 15c2-1, 15c3-2 and 15c3-3 under the Exchange Act.

Section 3.  Representations and Warranties of Pledgor.  Pledgor hereby represents and warrants to Secured Party that:
(a)            (i) All Collateral Shares were acquired (as such term is used in Rule 144 under the Securities Act) or deemed to be acquired for purposes of Rule 144 by Pledgor from the Issuer or an affiliate thereof, for which Pledgor made or is deemed to have made payment of the full purchase price therefor, within the meaning of Rule 144(d)(1)(iii) under the Securities Act, and on which Pledgor took full risk of economic loss or was deemed to take such risk, at least one year prior to the date hereof and the “holding period” of Pledgor for such Collateral Shares, determined in accordance with Rule 144 under the Securities Act, commenced or is deemed to have commenced at least one year prior to the date hereof. Pledgor owns and, at all times prior to the release of the Collateral pursuant to the terms of this Agreement (subject to any Rehypothecation pursuant to this Agreement), will own such Collateral free and clear of any Liens (other than the Security Interests and the Permitted Liens) or Transfer Restrictions (other than any Existing Transfer Restrictions), (ii) Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement and the Transaction Agreement, that (x) restricts in any manner the rights of any present or future owner of Collateral with respect thereto or (y) provides any person other than Pledgor, Secured Party or any securities intermediary through which any Collateral is held (but, in the case of any such securities intermediary, only in respect of Collateral held through it) with Control with respect to any such Collateral; and (iii) Pledgor will not take any action that could in any way limit or adversely affect the ability of Secured Party to realize upon its rights in the Collateral.
(b)            Other than financing statements listed in Schedule I or other similar or equivalent documents or instruments with respect to the Security Interests [listed in Schedule II], no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.
(c)            All Shares at any time pledged hereunder (or in respect of which security entitlements are pledged hereunder) are and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and (i) certificated (and the certificate or certificates in respect of such Shares are and will be located in the United States) and registered in the name of Pledgor or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Pledgor or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable Secured Party to maintain a valid and continuously perfected security interest in such Collateral, in respect of which Secured Party will have Control, subject to no prior Lien (other than Permitted Liens).  The parties hereto agree to negotiate in good faith any such procedures or amendments.
(d)            Upon (i) in the case of Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC), (A) the delivery of certificates evidencing any such investment property consisting of Shares to Secured Party in accordance with Section 5(c)(A), (B) the registration of uncertificated Shares in the name of Secured Party or its nominee in accordance with Section 5(c)(B), or (C) the crediting of any securities or other financial assets underlying any such investment property consisting of security entitlements to a securities account of Custodian in accordance with Section 5(c)(C), and in each case, the crediting of such securities or financial assets to the Collateral Account or (ii) in the case of Collateral not consisting of investment property, the filing of UCC-1 financing statements in the appropriate filing offices of the appropriate jurisdictions, in each case Secured Party will have a valid and perfected security interest in such Collateral or a security entitlement in respect thereof, in respect of which Secured Party will have (in the case of Collateral consisting of investment property) Control, subject to no prior Lien (other than Permitted Liens).
(e)            No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or the Transaction Agreement or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests.
(f)            Pledgor has not knowingly performed and will not knowingly perform any acts intended to, or that might reasonably be expected to, prevent Secured Party from enforcing any of the terms of this Agreement or that are intended to, or that might reasonably be expected to, limit Secured Party in any such enforcement.
(g)            The Location of Pledgor is the address set forth in Section 9(d), and under the Uniform Commercial Code or other applicable law as in effect in such Location, no local filing is required to perfect a security interest in collateral consisting of general intangibles.  Pledgor’s full legal name, as set forth in its organizational documents if an entity, or as set forth in Pledgor’s driver’s license if a natural person, is as typed on the signature pages hereof.
Section 4.  Certain Covenants of Pledgor.  Pledgor agrees that, so long as any of its obligations under the Transaction Agreement remain outstanding:
(a)            Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 5(b) and 5(c) as necessary to cause such requirement to be met.
(b)            Pledgor shall, at the expense of Pledgor and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order (i) to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) to create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a)(49) of the UCC) or (iii) to enable Secured Party to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, executing and delivering or causing the execution and delivery of a control agreement with respect to the Collateral Account and/or, to the extent that any Collateral (other than cash or cash equivalents) is not held through DTC or another clearing corporation (as defined in the UCC), causing any or all of the Collateral to be transferred of record into the name of Secured Party or its nominee. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) containing a schedule in the form of Exhibit A hereto in the appropriate office against the Pledgor in the location listed on Schedule I hereto (naming Pledgor as the debtor and Secured Party as the secured party), to further perfect, or maintain the perfection of, the Security Interests.
(c)            Pledgor shall warrant and defend its title to the Collateral (other than the Rehypothecated Collateral Shares during the time when they are Rehypothecated; provided that this exclusion shall not apply to any claims to the Rehypothecated Collateral Shares relating to Pledgor's ownership prior to the applicable Rehypothecation), subject to the rights of Secured Party, against the claims and demands of all persons.  Secured Party may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.
(d)            Pledgor agrees that it shall not change (1) its name or identity, and if Pledgor is not a natural person, its corporate or partnership structure in any manner or (2) its Location, unless in either case (A) it shall have given Secured Party not less than 30 days’ prior notice thereof and (B) such change shall not cause any of the Security Interests to become unperfected, cause Secured Party to cease to have Control in respect of any of the Security Interests in any Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC) or subject any Collateral to any other Lien.
(e)            Pledgor agrees that it shall not (1) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction (other than any Existing Transfer Restrictions) upon or with respect to the Collateral, (2) close the Collateral Account or sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (3) enter into or consent to any agreement pursuant to which any person other than the Pledgor, Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.
Section 5.  Administration of the Collateral and Valuation of the Securities.
(a)            The Calculation Agent shall determine in good faith and a commercially reasonable manner on each Business Day whether a Collateral Event of Default shall have occurred.
(b)            Pledgor may pledge additional Collateral that is, upon delivery to Secured Party, Eligible Collateral hereunder at any time.  Concurrently with the delivery of any such additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of an Authorized Officer of Pledgor substantially in form and substance satisfactory to Secured Party and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged, (B) identifying the Confirmation, and (C) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in paragraphs (a), (b), (c), (d) and (e) of Section 3 are true and correct with respect to such Eligible Collateral on and as of the date thereof.  Pledgor hereby covenants and agrees to take all actions required under Section 5(c) and any other actions necessary to create for the benefit of Secured Party a valid, first priority, perfected security interest in, and a first lien upon, such additional Eligible Collateral, as to which Secured Party will have (in the case of Collateral consisting of investment property) Control.
(c)            Any delivery of Shares as Collateral to Secured Party by Pledgor shall be effected (A) in the case of Collateral consisting of certificated Shares registered in the name of Pledgor, by delivery of certificates representing such Shares to Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Custodian, and the crediting by the Custodian of such securities to a securities account (as defined in

Section 8-501 of the UCC) (the “Collateral Account”) of Pledgor maintained at the Custodian with account number [account no.], (B) in the case of Collateral consisting of uncertificated Shares registered in the name of Pledgor, by transmission by Pledgor of an instruction to the issuer of such Shares instructing such issuer to register such Shares in the name of the Custodian or its nominee, accompanied by any required transfer tax stamps, the issuer’s compliance with such instructions and the crediting by the Custodian of such securities to the Collateral Account, (C) in the case of Shares in respect of which security entitlements are held by Pledgor through a securities intermediary (including, without limitation, Secured Party), by the crediting of such Shares, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of Custodian at another securities intermediary satisfactory to the Custodian and the crediting by the Custodian of such securities to the Collateral Account or (D) in any case, by complying with such alternative delivery instructions as Secured Party shall provide to Pledgor in writing.  Upon delivery of any such Pledged Item under this Agreement, Custodian shall examine such Pledged Item and any certificates delivered pursuant to Section 5(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral. Until all Secured Obligations are satisfied in full (other than contingent indemnification obligations for which a claim has not been made), the Custodian shall comply at all times with entitlement orders and other instructions originated by Secured Party concerning the Collateral Account without further consent by Pledgor or any other Person.
(d)             If on any Business Day Secured Party determines in good faith and a commercially reasonable manner that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.
(e)            If on any Business Day Secured Party determines in good faith and a commercially reasonable manner that no Default Event or failure by Pledgor to meet any of its obligations under Sections 4 or 5 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral upon delivery to Secured Party of a written notice from an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.
(f)            [Reserved.]
(g)            Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Shares pledged hereunder registered in the name of Pledgor or its nominee to be transferred of record into the name of Secured Party or its nominee.  Pledgor shall promptly give to Secured Party copies of any notices or other communications received by Pledgor with respect to Shares pledged hereunder registered, or held through a securities intermediary, in the name of Pledgor or Pledgor’s nominee and Secured Party shall promptly give to Pledgor copies of any notices and communications received by Secured Party with respect to Shares pledged hereunder registered, or held through a securities intermediary, in the name of Secured Party or its nominee.
(h)            Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured Party:
(i)            the amount of any taxes that Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and
(ii)            the amount of any and all out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, that Secured Party may incur in connection with (A) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by Secured Party of any of the rights conferred upon it hereunder or (D) any Default Event.
Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 1% plus the prime rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the date hereof to the date of the termination of this Agreement.
(i)            If  by 12:00 noon, New York City time on the Final Settlement Date Pledgor has not otherwise effected delivery of the Number of Shares pursuant to the provisions set forth opposite the caption “Share Delivery” in the Confirmation and the Collateral then held under this Agreement by or on behalf of Secured Party includes (or would include in the absence of the Rehypothecation) a number of Shares with respect to which the Representation and Agreement set forth in Section 9.11 of the Equity Definitions is (or would be) true and satisfied (or, at the absolute discretion of Secured Party, with respect to which such Representation and Agreement is not true or satisfied), at least equal to the excess of the Number of Shares over the number of Shares (if any) actually delivered by Pledgor pursuant to “Share Delivery” provisions of the Confirmation as of such time (such excess, the “Deficit Shares”), then the delivery required by the provisions set forth opposite the caption “Share Delivery” in the Confirmation shall be effected, in whole or in part, as the case may be, by (i) delivery from the Collateral Account to Secured Party or at its direction of a number of Shares equal to the Deficit Shares, in which case Secured Party (or its designee) shall hold such Collateral Shares absolutely free from any claim or right of any kind and, to the extent permitted by law, Pledgor hereby waives all right of redemption, stay or appraisal with respect thereto and/or (ii) if the Collateral has been Rehypothecated, by netting and setting off Secured Party’s obligation to return such number of Rehypothecated Collateral Shares to Pledgor against Pledgor’s delivery obligation in respect of such number of Shares pursuant to Section 2(d) of this Agreement, in which case Pledgor shall have no further claim with respect to such Rehypothecated Collateral Shares subject to the netting and set-off under this Agreement, the Transaction Agreement or otherwise.
(j)            Secured Party is entitled to withhold any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof (“Taxes”) required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, on payments to, or proceeds and payments realized from, the Collateral, in each case calculated at the rate no less than that which would apply if the Collateral were held directly by Pledgor. Pledgor shall promptly pay when due all Taxes that are imposed with respect to the Collateral, or Taxes that are imposed on income or distributions in respect of the Collateral, including upon the Rehypothecation of the Collateral, and within three Business Days of demand, indemnify Secured Party (including, for the purposes of this paragraph (j), any of its affiliates) against, all Taxes that Secured Party may be required to pay with respect to the Collateral by reason of the security interest granted herein or otherwise payable in respect of this Agreement (including but not limited to any Taxes with respect to (w) any Taxes imposed under Section 897 or Section 1445 of the Code, (x) income earned or distribution with respect to the Collateral, (y) any proceeds or income from the sale, loan, exchange or other transfer of any Collateral or to free any Collateral from any Lien thereon or (z) payments of dividends, interest or other distributions into the Collateral Account under the pledge and Rehypothecation (including Taxes under Section 871(m) of the Code or other similar provision)).  This obligation shall apply equally to any Taxes in respect of income recognized by Pledgor in relation to a Rehypothecation of Shares.  Any such Taxes shall not be an “Indemnifiable Tax” for purposes of Section 14 of the Agreement.  Accordingly, for the avoidance of doubt, any proceeds or other amounts paid or credited to Pledgor in respect of the Collateral (including any Rehypothecated Collateral) shall be net of any applicable withholding Taxes. Pledgor shall deliver to the Secured Party such complete, correct, and valid applicable IRS Forms W-9 or W-8 (with all parts completed and with all applicable attachments, as the case may be). Pledgor agrees to promptly deliver to Secured Party copies of any notices and other communications received by it in respect of the Collateral Shares. Notwithstanding anything to the contrary elsewhere in the Transaction Agreement or herein (but, for the avoidance of doubt, without impairment to Secured Party’s ability to make adjustments or receive any amounts owed to it under the Transaction Agreement with respect to any distributions on a gross basis), all payments and all deliveries of Collateral, or income or distributions in respect of Collateral or otherwise paid into the Collateral Account, pursuant to this Agreement or the Transaction Agreement shall be made and the value of any Collateral, or income or distributions in respect of Collateral or otherwise paid into the Collateral Account, shall be calculated net of any and all present or future Taxes in respect thereof.
Section 6.  Income and Voting Rights in Collateral.
(a)            Secured Party shall have the right to receive and retain as Collateral hereunder all cash and non-cash proceeds of the Collateral (including, without limitation, any dividends, interest and other distributions on the Collateral) (collectively,

“Dividend Proceeds”), which proceeds shall be delivered to the Custodian for crediting to the Collateral Account subject to the lien created hereunder, or, if the Collateral Shares have been Rehypothecated, Secured Party will deliver to the Custodian, to be credited to the Collateral Account, the amount that would have been received by Secured Party or the Custodian in respect of such Rehypothecated Collateral Shares but for such Rehypothecation by Secured Party. Secured Party shall authorize and direct Custodian to pay over, or cause to be paid over, to Pledgor following written request by Pledgor, any cash or non-cash dividend or distribution made in respect of the Collateral actually received by or on behalf of Secured Party (or, if the Collateral Shares have been Rehypothecated, delivered by Secured Party to the Custodian and credited to the Collateral Account), unless (i) a Potential Event, (ii) a Default Event or (iii) an Early Termination Date has occurred or been designated as a result of such a Default Event, and Pledgor agrees to receive such cash or non-cash dividend or distribution. For the avoidance of doubt, Secured Party shall retain as Collateral any dividend or other distribution in respect of the Collateral (x) whose receipt relates to a Potential Adjustment Event, or (y) that is made in connection with a Merger Event and/or a Tender Offer. All such proceeds including, without limitation, all dividends and other payments and distributions that are received by Pledgor shall be received in trust for the benefit of Secured Party and shall be segregated from other funds of Pledgor and shall be immediately delivered over to the Custodian to be credited to the Collateral Account to be held as Collateral in the same form as received or in such other manner as Secured Party may instruct (with any necessary endorsement).

 (b)            Unless a Default Event shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral (other than any Collateral Shares that have been Rehypothecated (such Collateral, “Rehypothecated Collateral Shares”) as of the record date or deadline for such vote, consent or other action) for any purpose not inconsistent with the Confirmation or this Agreement, and Secured Party shall, upon receiving a written request from Pledgor accompanied by a certificate of an Authorized Officer of Pledgor stating that no Default Event has occurred and is continuing, deliver to Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of Secured Party or its nominee as shall be specified in such request and shall be in form and substance satisfactory to Secured Party.
(c)            Unless an Event of Default with respect to Pledgor as the Defaulting Party has occurred and is continuing or an Early Termination Date has been designated by Secured Party as a result of such Event of Default, Secured Party shall pay over, or cause to be paid over, to the Collateral Account any Manufactured Dividend (defined below). For the avoidance of doubt, subject to Section 5(j) of this Agreement, any and all amounts paid or credited to the Collateral Account or Pledgor (including with respect to dividends or distributions) shall be net of any applicable withholding Taxes, including Taxes withheld under 871(m) of the Code or any other similar provision of applicable non-U.S. law.  Secured Party shall notify Pledgor of any such Taxes when the same shall become known to Secured Party.  “Manufactured Dividend” shall mean the amount of any cash dividend or distribution made in respect of the Shares that have been Rehypothecated, after netting any applicable withholding or similar Taxes (including any such Taxes that would apply to (i) such dividend or distribution deemed received by Secured Party and (ii) the further payment of such amount representing economic entitlement to such dividend or distribution (after netting any withholding or similar Taxes in (i)) by Secured Party to Pledgor); and for the avoidance of doubt, any such Tax shall not be an “Indemnifiable Tax” for purposes of Section 14 of the Agreement. For the avoidance of doubt, any Manufactured Dividend that is not paid over to Secured Party during the continuance of any Event of Default shall constitute Collateral and be subject to return pursuant to and in accordance with Section 10 of this Agreement.
(d)            If a Default Event shall have occurred and be continuing, Secured Party shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Secured Party were the absolute and sole owner thereof.
Section 7.  Remedies upon Default Events.

(a)            If any Default Event shall have occurred and be continuing, Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, shall:  (i) deliver or cause to be delivered to itself or to an affiliate of Secured Party designated by Secured Party from the Collateral Account all Collateral consisting of Shares with respect to which the Representation and Agreement set forth in Section 9.11 of the Equity Definitions (as modified in the Transaction Agreement) are true and satisfied (or, at the absolute discretion of Secured Party, Shares with respect to which such Representation and Agreement are not true or satisfied) (but not in excess of the number thereof that Pledgor is obligated to deliver pursuant to the Agreement) on the related Early Termination Date or the date on which the Cancellation Amount is due, as the case may be, in whole or partial, as the case may be, satisfaction of Pledgor’s obligations to deliver Shares under the Transaction Agreement, whereupon Secured Party shall hold such Shares absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted; and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Transaction Agreement or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Transaction Agreement or hereunder, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory.  Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold.  Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9-611 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.  Secured Party shall not be obligated to make any such sale pursuant to any such notice.  Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the buyer thereof, but Secured Party shall not incur any liability in case of the failure of such buyer to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.  Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
(b)            Pledgor hereby irrevocably appoints Secured Party Pledgor’s true and lawful attorney, with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while a Default Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:
(i)            to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
(ii)            to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
(iii)            to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and
(iv)            to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;
provided that Secured Party shall give Pledgor not less than one day’s prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market.  Secured Party and Pledgor agree that such notice constitutes reasonable authenticated notification within the meaning of Section 9-611 of the UCC.
(c)             Upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, Secured Party is hereby irrevocably appointed the true and lawful attorney of Pledgor, in the name and stead of Pledgor, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property, thus delivered or sold.  For that purpose Secured Party may execute all such documents, instruments, instructions and entitlement orders.  This power of attorney shall be deemed coupled with an interest, and Pledgor hereby ratifies and confirms that which Pledgor’s attorney acting under such power, or such attorney’s successors or agents, shall lawfully do by virtue of this Agreement.  If so requested by Secured Party or by any buyer of the Collateral or a portion thereof, Pledgor shall further ratify and confirm any such delivery or sale by executing and delivering to Secured Party or to such buyer or buyers at the expense of Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.
(d)            In the case of a Default Event, Secured Party may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any time, as Secured Party shall determine in its sole discretion subject to the foregoing provisions of this Section 7.  The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral shall be applied by Secured Party in the following order of priorities:
first, to the payment to Secured Party of the expenses of such sale or other realization, including reasonable compensation to the agents and counsel of Secured Party, and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including brokerage fees in connection with the sale by Secured Party of any Collateral;
second, to the payment to Secured Party of an amount equal to the Close-out Amount of Secured Party or the Cancellation Amount, as the case may be, under the Transaction Agreement as a result of such Default Event;
finally, if all of the obligations of Pledgor hereunder and under the Transaction Agreement have been fully discharged or sufficient funds have been set aside by Secured Party, at the request of Pledgor for the discharge thereof, any remaining proceeds shall be released to Pledgor.
(e)            Notwithstanding anything to the contrary in the Agreement, the Confirmation or herein, in no event shall Secured Party be entitled to receive, or shall be deemed to receive, any Shares, exercise any right of Rehypothecation pursuant to this Agreement or be entitled to vote or exercise its remedies with respect to any Collateral Shares, to the extent that, (i) immediately upon giving effect to such receipt of such Shares or such Rehypothecation or such vote or exercise of remedies, as applicable, (i) the Section 13 Percentage would be equal to or greater than 9.0% or (ii) the Share Amount would exceed the Applicable Share Limit (each such condition described in clauses (i) or (ii), an “Excess Ownership Position”).  If any delivery owed to Secured Party under the Confirmation or hereunder, in whole or in part, as a result of Section 14 of the Confirmation or this Section, as applicable, is prohibited, then the obligation of Pledgor to make such delivery shall not be extinguished and Pledgor shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Secured Party gives notice to Pledgor that such delivery would not result in the existence of an Excess Ownership Position, and Secured Party shall be entitled to exercise any right of Rehypothecation, vote or remedies immediately when such exercise would not result in the existing of an Excess Ownership Position. For the avoidance of doubt, this Section 7(e) shall not apply to the initial Rehypothecation of up to the Number of Shares in connection with the Transaction.
(f)            Pledgor hereby (i) acknowledges that selling or otherwise disposing of Collateral Shares in accordance with the restrictions set forth in Section 14 and the other provisions of the Confirmation and/or Section 7(e) hereof may result in prices and terms less favorable to Secured Party than those that could be obtained by selling or otherwise disposing of any such Shares at one time in a single transaction and (ii) agrees and acknowledges that no method of sale or other disposition of the available portion of any such Shares shall be deemed commercially unreasonable because of any action taken or not taken by Secured Party to comply with such restrictions. For the avoidance of doubt, the inability of Secured Party to acquire, receive or exercise rights with respect to Collateral Shares at any time as a result of an Excess Ownership Position (as defined in Section 7(e) above) shall not preclude Secured Party from taking such action at a later time when no Excess Ownership Position is then existing or would result under the Confirmation. Notwithstanding any provision of the Confirmation to the contrary, Secured Party shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Collateral Shares that Secured Party is not entitled to exercise any other remedies in respect of at any time until such time as Secured Party is permitted to exercise such remedies in respect thereof pursuant to the limitations set forth in Section 7(e) hereof.
Section 8.  Netting and Set-off. (a)  If on any date, cash would otherwise be payable or Shares or other property would otherwise be deliverable pursuant to the Transaction Agreement, this Agreement or any other Credit Support Document by Secured Party to Pledgor and by Pledgor to Secured Party and the type of property required to be paid or delivered by each such party on such date is the same, then, on such date, each such party’s obligation to make such payment or delivery will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable or deliverable by one such party exceeds the aggregate amount that would otherwise have been payable or deliverable by the other such party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable or deliverable to pay or deliver to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

(b)            In addition to and without limiting any rights of set-off that Secured Party may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of a Default Event, Secured Party shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by the Transaction Agreement, any Credit Support Document or this Agreement pursuant to the terms thereof and hereof, and to set off any obligation it may have to (i) release from the Security Interests or return to Pledgor any Collateral pursuant to Section 5(e) or Section 10, (ii) return any Rehypothecated Collateral Shares to Pledgor or (iii) make any other payment or delivery pursuant to this Agreement against any right Secured Party may have against Pledgor, including without limitation any right to receive a payment or delivery pursuant to any provision of the Transaction Agreement.  In the case of a set-off of any obligation to return or replace assets against any right to receive assets of the same type, such obligation and right shall be set off in kind.  In the case of a set-off of any obligation to return or replace assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent in good faith and a commercially reasonable manner and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor’s option, with a value (determined, in the case of a delivery of assets, by the Calculation Agent in good faith and a commercially reasonable manner) equal to that of the net obligation.  In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of such Shares at such time.  If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith and a commercially reasonable manner estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.
Section 9.  Miscellaneous.
(a)            Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.  All the covenants and agreements herein contained by or on behalf of Pledgor shall bind, and inure to the benefit of, Pledgor’s respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Secured Party and its successors and assigns.
(b)            To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.
(c)            Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pledgor and Secured Party or, in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(d)            All notices and other communications hereunder shall be made pursuant to Section 12 of the 2002 ISDA Master Agreement, as amended by the Confirmation, which is incorporated by reference as if stated in full herein.
(e)            Notwithstanding anything to the contrary herein or in the account governing the terms of the Collateral Account, Pledgor hereby covenants that, until this Agreement is terminated pursuant to Section 10, Pledgor will not originate entitlement orders or instructions concerning the Collateral Account or the Collateral except in accordance with the Transaction Agreement and this Agreement and will not originate entitlement orders or instructions to withdraw any Collateral from the Collateral Account except in accordance with Section 5(e) and Section 6(a) of this Agreement.
(f) This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law rules thereof except for Section 5-1401 of the New York General Obligations Law); provided that as to Pledged Items located in any jurisdiction other than the State of New York, Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the Custodian’s jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as either of them acts as a securities intermediary hereunder or in respect hereof, shall be agreed to as being the State of New York in any agreement in respect of the Collateral Account. The State of New York shall be deemed to be (a) (i) the “securities intermediary’s jurisdiction” (within the meaning of Article 8 of the UCC) with respect to financial assets held in or credited to the Collateral Account and (ii) the “bank’s jurisdiction” (within the meaning of Article 9 of the UCC) with respect to cash held in or credited to the Collateral Account, and (ii) the jurisdiction whose law governs the Collateral Account and the “account agreement” (as such term is defined in the Hague Convention) relating thereto for the purposes of Article IV(1) of the Hague Convention.  The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing the Collateral Account.
(f)            Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with all matters relating to the Transaction, the Transaction Agreement and this Agreement, and waives any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(g)            EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THE TRANSACTION, THE TRANSACTION AGREEMENT AND THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THE TRANSACTION, THE TRANSACTION AGREEMENT AND THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.
(h)            This Agreement may be executed, acknowledged and delivered in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.
Section 10.  Termination of Pledge Agreement. This Agreement and the rights hereby granted by Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of Pledgor under the Transaction Agreement, under each Credit Support Document and hereunder (other than, in each case, contingent indemnification obligations for which no claim has been asserted or accrued).  Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

*************

Date of Agreement: September 11, 2023

Pledgor:
[Name]
[Contact information]

Pledgor’s Address for Notices:
[Contact information]

*************

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

PLEDGOR:

[Pledgor]

By:____________________________

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

SECURED PARTY:

GOLDMAN SACHS FINANCIAL MARKETS, L.P.

By:____________________________
Name:
Title:

CUSTODIAN:

GOLDMAN SACHS FINANCIAL MARKETS, L.P.

By:____________________________
Name:
Title

SCHEDULE I

UCC Financing Statements

The following financing statements on form UCC-1, naming the Pledgor listed below as debtor and Secured Party as secured party, are to be filed in the offices listed opposite the name of such parties:

Pledgor	Secured Party	Filing Office
[Pledgor]	Goldman Sachs Financial Markets, L.P.	[Filing office]

SCHEDULE II

[Jurisdiction] Filings:

The following security interest filings, naming the Pledgor listed below and the Secured Party as secured party, are to be filed with the Registry of Corporate Affairs in [Jurisdiction] pursuant to [Applicable Law].

Pledgor	Secured Party	Filing Office
[Pledgor]	Goldman Sachs Financial Markets, L.P.	[Filing office]

SCHEDULE III

Authorized Officers of Pledgor

David Einhorn
Daniel Roitman
Barrett Brown

EXHIBIT A

EXHIBIT A TO UCC FINANCING STATEMENT

Debtor: [Debtor]

Secured Party:          Goldman Sachs Financial Markets, L.P.
200 West Street
New York, NY 10282-2198

COLLATERAL DESCRIPTION
All of the Debtor’s right, title and interest in and to:
(i) the Pledged Items consisting of a number of Shares equal to the Maximum Deliverable Number on the Trade Date; (ii) all additions to and substitutions for such Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to Section 4(a) or 5(b) of the Pledge Agreement) (such additions and substitutions, the “Additions and Substitutions”); (iii) subject to Section 6 of the Pledge Agreement, all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Debtor, with respect to Debtor) from or in connection with the Pledged Items or the Additions and Substitutions (including, without limitation, any shares of capital stock issued by the Issuer in respect of any Shares constituting Collateral or any cash, securities or other property distributed in respect of or exchanged for any Shares constituting Collateral, or into which any such Shares are converted, in connection with any Merger Event or otherwise); (iv) the Collateral Account and all securities and other financial assets (each as defined in Section 8-102 of the UCC), including the Pledged Items and the Additions and Substitutions, and other funds, property or assets from time to time held therein or credited thereto; (v) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items or the Additions and Substitutions, and any security entitlements in respect of any of the foregoing; and (vi) all of Pledgor’s rights, title and interest in and to the Pledge Agreement and the Confirmation, whether now existing or hereafter arising (such Pledged Items, Additions and Substitutions, proceeds, collections, powers, rights, Collateral Account, assets held therein or credited thereto  and security entitlements being herein collectively called the “Collateral”).
ADDITIONAL DEFINITIONS
“Collateral Account” means the securities account (as defined in Section 8-501 of the UCC) of Debtor maintained at Goldman Sachs Financial Markets, L.P., bearing account number ending with [account no.].

 “Issuer” means Green Brick Partners, Inc..
 “Confirmation” means that certain Confirmation dated September 11, 2023 between Debtor and Secured Party, as amended, supplemented or modified from time to time.
 “Maximum Deliverable Number” means, on any date, a number of Shares or security entitlements in respect thereof equal to the Number of Shares with respect to which settlement under the Confirmation has not been fully made.
“Merger Event” has the meaning ascribed to such term in the Confirmation.
“Number of Shares” has the meaning ascribed to such term in the Confirmation.

 “Pledge Agreement” means the Pledge Agreement dated September 11, 2023 between Debtor and Secured Party, as amended, supplemented or modified from time to time.
“Pledged Items” means, as of any date, any and all securities (or security entitlements in respect thereof) and instruments, cash or other assets delivered by Debtor to be held by or on behalf of Secured Party under the Pledge Agreement as Collateral, including those securities and securities entitlements held in the Collateral Account.
 “Shares” means the common stock of Issuer, or security entitlements in respect thereof.
“Trade Date” has the meaning ascribed to such term in the Confirmation.
 “UCC” means the Uniform Commercial Code as in effect in the State of New York.